Investor Relations Contact:	Company Contact:
Crocker Coulson, President	Laby Wu, Chief Financial Officer,
CCG Investor Relations	Puda Coal, Inc.
+1-646-213-1915	+86-10-6439-2405
crocker.coulson@ccgir.com	labywu@gmail.com
www.ccgirasia.com	www.pudacoalinc.com

Puda Coal Announces Fourth Quarter and Full Year 2008 Results

•    2008 revenue rose 46.6% to $242.3 million
•    2008 net income rose 56.9% to $17.1 million

TAIYUAN, SHANXI, China, March 16, 2009 – Puda Coal, Inc. (OTC BB: PUDC) , a supplier of China's high grade metallurgical coking coal used to make coke for the purposes of steel manufacturing, today announced its fourth quarter and full year financial results ended December 31, 2008.

Fourth Quarter 2008 Highlights

•	Fourth quarter revenue reached $64.5 million, up 31.0% year-over-year
•	Operating income totaled $4.5 million, down 28.5% year-over-year
•	Net income was $3.4 million or $0.03 per fully diluted share, down 22.3% year-over-year from $4.3 million, or $0.04 per fully diluted share, in the same quarter of 2007
•	Sales of cleaned coal totaled 571,000 metric tons (MT), down 2.4% year-over-year
•	Average selling price of cleaned coal rose 24.5% year-over-year to $113 per MT.

Full Year 2008 Highlights

•	Net revenue climbed to $242.3 million, up 46.6% from 2007
•	Operating income rose to $24.9 million, up 6.5% from 2007
•	Net income totaled $17.1 million, or $0.16 per fully diluted share, up 56.9% from $10.9 million, or $0.11 per fully diluted share, in 2007
•	Sales of cleaned coal reached 2.3 million metric tons, up 16.3% from 2007
•	Average selling price of cleaned coal was $103 per MT in 2008 and $89 per MT in 2007 (after adjusting for exchange rate differences)
•	Launched its new corporate web site, under the domain name http://www.pudacoalinc.com
•
Successfully Presented at the Rodman & Renshaw Annual Global Investment Conference held on November 10-12 at the New York Palace Hotel in New York City; conducted a non-deal roadshow in the U.S. the week of the conference

•	Signed letter of intent to restructure six coal mines and construct a coal gangue power plant in Shanxi Province

“For the full year 2008, we achieved record revenue and net income, generated strong cash flow and closed the year with a healthy balance sheet.  However, profitability in the fourth quarter was adversely affected by the slowing economy,” said Mr. Zhu, CEO and President of Puda Coal. “While we can not predict the duration of the current economic downturn, we are encouraged by the steps taken by the Chinese government to stimulate the economy.”

Fourth Quarter 2008 Results

For the quarter ended December 31, 2008, total revenue was $64.5 million, up 31.0% from $49.2 million in the same quarter last year.  This revenue growth was driven by increases in the selling price of cleaned coking coal. Sales of cleaned coal were 571,000 MT, down 2.4% from 585,000 MT in the same period last year.  The average selling price was $113, up 24.2% from $91 (after adjusting for exchange rate differences) for the same quarter of 2007.

Gross profit for the quarter was $6.0 million, down 23.4% from $7.8 million for the same period of 2007.  Gross margin was 9.3% in the quarter, down from 15.9% in the same period last year.  The decline was attributable due to an increase in the average purchase price of raw coal, which rose from $57.7 per ton in the fourth quarter of 2007 (after adjusting for exchange rate differences) to $70.5 per ton in the current quarter. The increase in the average price of raw coal was partially offset by the increase in the average selling price of cleaned coal.

Operating expenses for the fourth quarter of 2008 were $1.5 million, down 1.9% from the same period last year.  Selling expenses increased 8.3% in support of the increase in net revenue, while general and administrative expenses declined 11.5%, primarily due to cost saving strategy implemented in the quarter. As a percentage of net revenue, operating expenses were 2.3% in the fourth quarter of 2008, compared to 3.1% in the same quarter last year.

Operating income was $4.5 million, or 7.0% of revenue in the fourth quarter of 2008, down 28.5% from $6.3 million, or 12.8% of net revenue in the fourth quarter of 2007.

Interest expense and debt financing costs totaled $0.2 million in the fourth quarter of 2008, down from $0.7 million a year ago.  This decrease was due to lower non-cash expenses related to the amortization of the discount on the Company’s convertible notes and warrants in the current quarter.

During the fourth quarters of 2008 and 2007, the Company recorded non-cash gains of $0.05 million and $0.9 million, respectively, for the gain in fair value of the warrants issued in the November 2005 private placement.

Income tax expense declined 40.2% to $1.3 million in the fourth quarter of 2008 from $2.2 million in the year ago period primarily due to a reduction in the income tax rate for the Company’s operating company, Shanxi Coal, to 25% from 33%, effective January 2008.

Net income was $3.4 million, or $0.03 per fully diluted share, compared to $4.3 million, or $0.04 per fully diluted share, in the fourth quarter of 2007.

Full Year 2008 Results

Net revenue was $242.3 million for the year ended December 31, 2008, compared to $165.3 million for the year ended December 31, 2007, an increase of $77.1 million, or 46.6%. The tonnage sales of cleaned coal increased approximately 329,000 MT, or 16.3%, from approximately 2,013,000 MT for the year ended December 31, 2007 to approximately 2,342,000 MT for the year ended December 31, 2008. The average selling price of cleaned coal increased $14, or 15.7%, from $89 (after adjusting for RMB appreciation against USD over this period) per ton for the year ended December 31, 2007 to $103 per ton for the year ended December 31, 2008.  The increase in the tonnage sales and selling price of cleaned coal were the primary reasons for the increase in net revenue.

Gross profit was $30.3 million for the year ended December 31, 2008, compared to $28.6 million for the year ended December 31, 2007, an increase of $1.7 million, or 6.0%. Gross profit margin for the year ended December 31, 2008 and 2007 were 12.5% and 17.3%, respectively. The decline was attributable due to an increase in the average purchase price of raw coal, which increased $14, or 25.9%, from approximately $54 (after adjusting for RMB appreciation against USD over this period) per ton for the year ended December 31, 2007 to approximately $68 per ton for the year ended December 31, 2008.  The increase in the average price of raw coal was partially offset by the increase in the average selling price of cleaned coal.

Operating expenses for the year ended December 31, 2008 were $5.4 million, up 4.0% from last year. Selling expenses were $3.2 million for the year ended December 31, 2008, down 7.3% from $3.0 million for the year ended December 31, 2007.  General and administrative expenses were $2.2 million for the year ended December 31, 2008, unchanged from the year ended December 31, 2007.

Operating income was $24.9 million for the year ended December 31, 2008, compared to $23.4 million for the year ended December 31, 2007.

Interest expense and debt financing costs totaled $1.5 million in 2008, down from $4.0 million a year ago.  This decrease was due to lower non-cash expenses related to the amortization of the discount on the Company’s convertible notes and warrants in the current quarter.

During 2008, the Company recorded a non-cash gain of $0.4 million for the gain in fair value of the warrants issued in the November 2005 private placement. In 2007, the Company recorded a non-cash loss of $0.3 million for the fair value loss of these same warrants.

Income taxes were $6.4 million for the year ended December 31, 2008, compared to $8.3 million for the year ended December 31, 2007, a decrease of $1.9 million, or 22.6%.  The primary reason for the decline was a reduction in the income tax rate for the Company’s operating company, Shanxi Coal, to 25% from 33%, effective January 2008.

Net income was $17.1 million, or $0.16 per fully diluted share, for the year ended December 31, 2008, up 56.9% from $10.9 million, or $0.11 per fully diluted share, for the year ended December 31, 2007.

Financial Condition

As of December 31, 2008, Puda Coal had $39.1 million in cash and cash equivalents and $67.4 million in working capital and a current ratio of 5.7:1.  Long-term debt, excluding current portion, was $7.8 million.  The Company repaid the $2.0 million in principal of its convertible notes which matured on October 31, 2008.  At year end, shareholders’ equity stood at $72.3 million up from $48.6 million at the end of 2007.

The Company generated $26.5 million in cash from operating activities for the year ended December 31, 2008, compared to cash used in operating activities of $4.0 million in prior year.  This was primarily due to net income earned in 2008 and a decrease in working capital needs resulting from decreased inventory.

 Business Outlook

“In the year ahead, we will focus on satisfying the needs of our existing customers, increasing our market share and pursuing opportunities to move upstream into coal mining,” said Mr. Zhu. “We believe that the outlook for China’s steel making industry remains promising due to China’s 4 trillion yuan economic stimulus package, which will encourage the development of infrastructure projects such as railway construction, products of motor vehicle as well as real estate projects, which will drive the coking coal and coal cleaning industry.”

Puda Coal continues its efforts to enter the coal mining business to increase profitability.  Recently, the Company signed a non-binding letter of intent with a local county government located in Shanxi Province to consolidate the County's six coal mines and construct a coal gangue power plant.  A formal agreement is contingent upon receiving approval from the provincial government.  Management is seeking to identify other appropriate targets to move forward with the strategic move to enter the coal mining segment.

Conference Call

The Company will host a conference call at 9:00 a.m. EDT on Monday, March 16, 2009 to discuss the fourth quarter and full year 2008 results. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 1-800-688-0796. International callers should dial +1-617-614-4070. When prompted by the operator, mention Conference Passcode 884-975-08.  If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Monday, March 16, 2009 at 11:00 a.m. EDT. To access the replay, please dial 1-888-286-8010 and enter the passcode  80538595.  International callers should dial +1-617-801-6888 and enter the same passcode 80538595.

About Puda Coal, Inc.

Puda Coal, through its subsidiaries, supplies premium grade coking coal to the steel making industry in China for use in making coke. The Company currently possesses 3.5 million metric tons of annual coking coal cleaning capacity.  Shanxi Province provides 20 - 25% of China's coal output and supplies nearly 50% of China's coke. For more information, please visit http://www.pudacoalinc.com/

FORWARD-LOOKING STATEMENTS

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. For example, our management’s expectation about China’s continued economic growth and the continued growth of the demand for high-grade coking coal, our business strategies such as our plan to acquire coal mines, and our belief that our management will successfully execute such business strategies, are subject to, among other things, the risks and uncertainties relating to the market condition beyond our control. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

-  FINANCIAL TABLES FOLLOW-

PUDA COAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Twelve Months ended December 31, 2008 and 2007
(In thousands of United States dollars, except for per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)
NET REVENUE	$64,501	$49,219	$242,338	$165,267
COST OF REVENUE	58,505	41,392	212,002	136,652

GROSS PROFIT	5,996	7,827	30,336	28,615

OPERATING EXPENSES
Selling expenses	796	735	3,191	2,975
General and administrative expenses	682	771	2,207	2,215

TOTAL OPERATING EXPENSES	1,478	1,506	5,398	5,190

INCOME FROM OPERATIONS	4,518	6,321	24,938	23,425

INTEREST INCOME	322	25	406	83

INTEREST EXPENSE	(175)	(231)	(763)	(1,577)

DEBT FINANCING COSTS	(38)	(501)	(778)	(2,422)

DERIVATIVE UNREALIZED FAIR VALUE GAIN/(LOSS)	53	917	394	(343)
OTHER EXPENSE	-	-	(719)	-

INCOME BEFORE INCOME TAXES	4,680	6,531	23,478	19,166

INCOME TAXES	(1,316)	(2,199)	(6,417)	(8,292)

NET INCOME/(LOSS)	3,364	4,332	17,061	10,874

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	(445)	1,056	3,498	2,860

COMPREHENSIVE INCOME/(LOSS)	2,919	5,388	20,559	13,734

NET INCOME/(LOSS)	3,364	4,332	17,061	10,874

LESS: DIVIDENDS
Option holder preference dividend	-	-	-	-
Common dividend	-	-	(116)	-

UNDISTRIBUTED EARNINGS	3,364	4,332	16,945	10,874

BASIC EARNINGS/(LOSS) PER SHARE
- Option holder preference	-	-	-	-
- Other common holders	$0.03	$0.04	$0.16	$0.11
	$0.03	$0.04	$0.16	$0.11

DILUTED EARNINGS/(LOSS) PER SHARE
- Option holder preference	-	-	-	-
- Other common holders	$0.03	$0.04	$0.16	$0.11
	0.03	0.04	0.16	0.11

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -BASIC	107,335,759	100,117,465	106,288,598	98,404,914
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING -DILUTED	107,649,807	113,390,962	106,602,646	100,591,136

PUDA COAL, INC.
CONSOLIDATED BALANCE SHEETS
December 31, 2008 and 2007
(In thousands of United States dollars)

	December 31, 2008	December 31, 2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$39,108	$16,381
Restricted cash	-	233
Accounts receivable, net	14,645	8,137
Other receivables
- Related parties	-	4
-Third parties	7	6
Advances to suppliers
- Related parties	879	685
- Third parties	5,635	1,363
Inventories	21,589	35,953
Total current assets	81,863	62,762
PROPERTY, PLANT AND EQUIPMENT, NET	13,370	15,018
INTANGIBLE ASSETS, NET	3,399	3,484
TOTAL ASSETS	$98,632	$81,264
CURRENT LIABILITIES
Current portion of long-term debt
- Related party	$1,300	$1,300
Accounts payable
- Related parties	-	182
- Third parties	4,272	2,140
Other payables
- Related parties	1,030	1,851
- Third parties	2,714	2,916
Accrued expenses	1,991	1,350
Income taxes payable	1,319	2,223
VAT payable	1,726	1,379
Distribution payable	117	1,096
Convertible notes	-	1,841
Derivative conversion feature	-	1,100
Penalty payable	-	1,725
Total current liabilities	14,469	19,103
LONG-TERM LIABILITIES
Long-term debt
- Related party	7,800	9,100
Derivative warrants	4,086	4,480
Total long-term liabilities	11,886	13,580

PUDA COAL, INC.
 CONSOLIDATED BALANCE SHEETS (Continued)
December 31, 2008 and 2007
(In thousands of United States dollars)

	December 31, 2008	December 31, 2007

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, authorized 5,000,000 shares, par value $0.01, issued and outstanding None	-	-
Common stock, authorized 150,000,000 shares, par value $0.001, issued and outstanding 107,335,759 (2007: 105,252,176)	107	105
Paid-in capital	31,555	28,304
Statutory surplus reserve fund	1,366	1,366
Retained earnings	31,752	14,807
Accumulated other comprehensive income	7,497	3,999

Total stockholders’ equity	72,277	48,581

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$98,632	$81,264

PUDA COAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2008, 2007 and 2006
(In thousands of United States dollars)

	Years ended December 31,
	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,061	$10,874	$1,354
Adjustments to reconcile net income to net cash provided by operating activities
Amortization of land-use rights	85	78	78
Depreciation	1,650	1,252	953
Provision for doubtful debts	17	1	10
Amortization of debt issue costs	-	6	838
Amortization of discount on convertible notes and warrants	399	895	8,627
Derivative unrealized fair value (gain)/loss	(394)	343	(1,237)
Discount on converted shares and exercised warrants	-	663	2,898
Stock compensation expense	74	46	-
Issue of common stock for services	-	-	21
Issue of common stock for penalty	379	-	1,000
Changes in operating assets and liabilities:
Increase in accounts receivable	(5,844)	(444)	(2,972)
Decrease in other receivables	4	41	4
(Increase)/decrease in advances to suppliers	(4,243)	(799)	1,819
Decrease/(increase) in inventories	16,600	(18,518)	(8,104)
(Decrease)/increase in accounts payable	1,754	(596)	1,426
Increase in accrued expenses	526	289	588
(Decrease)/increase in other payables	(991)	660	1,432
(Decrease)/increase in income tax payable	(1,042)	(415)	1,088
Increase in VAT payable	245	90	887
Increase in penalty payable	-	1,521	204
Decrease in restricted cash	233	-	382
Net cash provided by/(used in) operating activities	26,513	(4,013)	11,296
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(2)	(6,111)	-
Payment for the purchase of equity interest in Shanxi Coal	(893)	(1,799)	-
Net cash used in investing activities	(895)	(7,910)	-
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of warrants	-	3,600	1,860
Repayment of long-term debt	(1,300)	(1,300)	(1,300)
Repayment of convertible notes	(2,015)	-	-
Distribution paid to owners of a subsidiary	(1,172)	-	-
Net cash (used in)/provided by financing activities	(4,487)	2,300	560

Effect of exchange rate changes on cash	1,596	1,061	1,020
Net increase/(decrease) in cash and cash equivalents	22,727	(8,562)	12,876
Cash and cash equivalents at beginning of year	16,381	24,943	12,067

Cash and cash equivalents at end of year	$39,108	$16,381	$24,943

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